                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         KERYX BIOPHARMACEUTICALS, INC.

The undersigned, being the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certifies as follows:

  FIRST: The name of the corporation (hereinafter the "Corporation") is Keryx Biopharmaceuticals, Inc.

  SECOND: The Corporation's original Certificate of Incorporation was duly filed with the Secretary of State of the State of Delaware on October 22, 1998, and the corporation was incorporated under the name Paramount Capital
Pharmaceuticals, Inc. Certificates of Amendment were duly filed with the Secretary of State of the State of Delaware on November 17,1999, November 22, 1999, January 6,2000, and July 27,2000.

  THIRD: The Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

  FOURTH: The Amended and Restated Certificate of Incorporation set forth in Exhibit A was duly adopted in accordance with the provisions of Sections 228,242 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended or supplemented, and there are no discrepancies between the certificate of incorporation as theretofore amended or supplemented and the Amended and Restated Certificate of Incorporation.


                             [Signature page follows]

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  IN WITNESS WHEREOF, we have executed this Certificate this 17th day of
December, 2003.



                                           /s/ MICHAEL S. WEISS
                                           -------------------------------------
                                           Michael S. Weiss
                                           Chairman and Chief Executive Officer

                                   EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         KERYX BIOPHARMACEUTICALS, INC.

FIRST: The name of the corporation (hereinafter called the "Corporation") is KERYX BIOPHARMACEUTICALS, INC.

SECOND: Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 45,000,000, which is divided into 40,000,000 shares of Common Stock, par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 29 1 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement, and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the DGCL, and, after the Corporation has received any payments for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the DGCL shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in the certificate of incorporation.

            3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding shares of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the DGCL shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may be amended and supplemented.

NINTH: The Corporation, to the fullest extent permitted by the provisions of
Section 145 of the DGCL, as the same may be amended and supplemented, shall indemnify any and all persons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

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